Exhibit 10.1

FIRST AMENDMENT TO
THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

The Talbot Bank of Easton, Maryland (the “Employer”) has adopted the following First Amendment to The Talbot Bank of Easton, Maryland Supplemental Deferred Compensation Plan (the “Plan”).

W I T N E S S E T H

WHEREAS, pursuant to Section 8.1 of the Plan, the Employer may amend the Plan; and

WHEREAS, the Employer desires to amend the Plan so that it complies with Section 409A of the Internal Revenue Code and to correct several Section references contained therein.

NOW, THEREFORE, the Plan is amended as follows effective January 1, 2005:

FIRST AMENDMENT

The term “4.2” shall be substituted for the term “4.5” wherever the latter term is cited in Sections 1.4 and 4.1, and the Section numbered “4.4” shall be renumbered “4.3.”

SECOND AMENDMENT

The following is added at the end of Section 5.1:

“Notwithstanding the preceding sentence, no payment may be made upon the Participant’s termination of employment unless such termination constitutes a “separation from service” under Code Section 409A(a)(2)(A)(i) and T. Reg. §1.409A-1(h).”

THIRD AMENDMENT

The first sentence of Section 6.1 is revised to read as follows:

“The Participant shall receive, within 90 days following his termination of employment with the Employer under Section 5.1, a distribution in an aggregate amount equal to the Participant’s Account.”

FOURTH AMENDMENT

The following is added after the first sentence of Section 6.1:

“Notwithstanding the preceding sentence, if any stock of the Employer (or any person with whom the Company would be considered a single employer under Code Sections 414(b) and (c)) is publicly traded as of the date of the Participant’s termination of employment under Section 5.1 and the Participant is a “Specified Employee” as of such date, such distribution shall be made during the seventh calendar month following the calendar month in which such termination of employment occurs.  A Participant is a “Specified Employee” for the 12-month period beginning on a particular April 1 if he is described in Code Section 416(i) (disregarding Code Section 416(i)(5) and using the definition of compensation under T. Reg.§1.415(c)-2(d)(4)) at any time during the 12-month period ending on the preceding December 31.  The distribution will accrue interest between the date of the Participant’s termination of employment and the date of payment at a rate equal to the rate paid by the Employer on a six-month certificate of deposit as in effect on the date of termination of employment.”

FIFTH AMENDMENT

Section 6.3 is revised to read as follows:

“If the Participant dies before payment of his Account hereunder, the entire value of the Participant’s Account shall be paid in a lump sum payment of cash to the person or persons designated in accordance with Section 7.1 within 90 days following the date of death.”

SIXTH AMENDMENT

The following is added after Section 9.4:

“9.5  PAYMENT UPON TERMINATION.   Upon termination of the Plan, payments under the Plan shall be made in accordance with Articles 5 and 6 at the time such payments would otherwise be made.  Notwithstanding the preceding sentence, payments may be accelerated if the Plan is terminated and liquidated in accordance with T. Reg. §1.409A-3(j)(4)(ix).”

SEVENTH AMENDMENT

The following is added at the end of Section 11.2:

“The Plan is intended to comply with the requirements of Code Section 409A or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A, shall in all respects be administered in accordance with Section 409A.”

EIGHTH AMENDMENT

The following is added at the end of Section 11.3:

“The preceding paragraph shall be administered in accordance with T. Reg.§1.409A-3(g).”

IN WITNESS WHEREOF, the Employer and the has caused this First Amendment to be executed on the 31st day of December, 2008 by a duly authorized officer.

WITNESS:		THE TALBOT BANK OF EASTON, MARYLAND

/s/	By:	/s/ William W. Duncan, Jr.
	Name:	William W. Duncan, Jr.
	Title:	President/CEO

Acknowledged and accepted by the Participant this 31st day of December, 2008:

WITNESS:

/s/ W. Moorhead Vermilye
W. Moorhead Vermilye